Exhibit 10.9

Walgreens - Fredericksburg

PROMISSORY NOTE

$3,865,000.00	June 22, 2009

FOR VALUE RECEIVED, the undersigned, COLE WG FREDERICKSBURG VA, LLC, Delaware limited liability company (“Borrower”), with the mailing address of 2555 E. Camelback Road, Suite 400, Phoenix, AZ 85016, Attention: Legal Department, promises to pay to the order of AVIVA LIFE AND ANNUITY COMPANY, an Iowa corporation (“Lender”), at its office located at c/o Aviva Investors North America, Inc., 699 Walnut Street, Dept. H-15, Des Moines, Iowa 50309, or at such other place as Lender may designate in writing, the principal sum of THREE MILLION EIGHT HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($3,865,000.00) together with interest from the date advanced on the balance of the principal sum remaining from time to time unpaid at the rate of six and forty-five hundredths percent (6.45%) per annum. Interest shall be calculated for the actual number of days in any partial month on the basis of a 360-day year of twelve thirty-day months. Interest only on the unpaid principal balance from the date advanced through the end of that calendar month, shall be paid on the first day of the following month or, at Lender’s option, on the date of disbursement. This Promissory Note is sometimes hereinafter referred to as this “Note.”

Payment of interest only shall be made in twenty-four (24) consecutive monthly installments of Twenty Thousand Seven Hundred Seventy-Four and 38/100 Dollars ($20,774.38) beginning on the first day of August, 2009, and on the first day of each month thereafter until the first day of July, 2011. Payments of principal and interest shall be made in consecutive monthly installments in the sum of Twenty-Five Thousand Nine Hundred Seventy-Six and 13/100 Dollars ($25,976.13) beginning on the first day of August, 2011 and on the first day of each month thereafter until the first day of March, 2013 (“Maturity Date”), on which date the entire balance of principal and interest then unpaid thereon shall be due and payable. If a monthly payment is not received by the due date thereof (subject to the notice and cure rights set forth herein), it shall constitute an Event of Default (as that term is defined in the Deed of Trust). Each payment shall be applied first to interest and other charges then due and the balance to reduction of the principal sum.

Unless and until Borrower is otherwise notified in writing by Lender, all monthly payments due on account of the indebtedness evidenced by this Note shall be made by electronic funds transfer debit transactions utilizing the Automated Clearing House (“ACH”) network of the U.S. Federal Reserve System and shall be initiated by Lender from Borrower’s account (as shall have been previously established by Borrower and approved by Lender) at an ACH member bank (the “ACH Account”) for settlement on the first day of each month as provided hereinabove; provided, however, that if the first day of any such month is a Saturday, Sunday or holiday, then settlement shall be made on the immediately following day that is not a Saturday,

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Sunday or holiday. Borrower hereby authorizes Lender to electronically initiate the transfer of all monthly payments required on this Note by ACH transfer of funds from the ACH member bank designated by Borrower. Borrower shall, prior to each payment due date, deposit and/or maintain sufficient funds in the ACH Account to cover all debit transactions initiated or to be initiated hereunder by or for Lender.

Concurrently with or prior to the delivery of this Note, Borrower has executed and delivered written authorization to Lender to effect the foregoing and will from time to time execute and deliver further authorization to effect payment through ACH transfer. Borrower has delivered to Lender, concurrently with or prior to Borrower’s execution and delivery of this Note, a voided blank check or a pre-printed deposit form for such ACH Account showing Borrower’s ACH Account number with the ACH member bank and showing the ACH member bank routing number.

Notwithstanding the foregoing regarding the ACH member bank and the ACH network system, any failure, for any reason, of the ACH network system or any electronic funds transfer debit transaction to be timely or fully completed shall not in any manner relieve Borrower from its obligations to promptly, fully and timely pay and make all payments or installments provided for under this Note when due, and to comply with all other of Borrower’s obligations under this Note or any other documents evidencing or securing the Note; or relieve Borrower from any of its obligations to pay any late charges due or payable under the terms of this Note; provided that if the cause for such failure is that the Lender did not timely initiate the transfer request, there was a failure of the ACH network system that was not caused by Borrower, or there was any failure of the electronic funds transfer debit transaction that was not caused by Borrower, then Borrower shall not be in default unless payment is not made within two (2) days after notice of nonpayment is given by Lender. Borrower shall provide Lender with at least ten (10) days prior written notice of any change in the ACH information provided above and Borrower shall not change ACH member banks without first obtaining Lender’s written approval.

BORROWER ACKNOWLEDGES THAT THE MONTHLY INSTALLMENTS REFERRED TO ABOVE WILL NOT AMORTIZE ALL OF THE PRINCIPAL SUM OF THE INDEBTEDNESS BY THE MATURITY DATE, RESULTING IN A “BALLOON PAYMENT” ON SAID DATE OF THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED UNPAID INTEREST.

This Note is given for an actual loan in the above amount and is the Note referred to in and secured by a First Deed of Trust, Security Agreement and Fixture Filing (herein called the “Deed of Trust”) for the benefit of Lender dated as of the date hereof, on certain property described therein located in Spotsylvania County, Virginia (the “Mortgaged Premises”). Additionally, Lender required and this is the note referred to in an Assignment of Leases, Rents and Income (the “Assignment”) dated as of the date hereof, assigning to Lender all of the leases, rents and income, issues and profit from the Mortgaged Premises. Further, this Note is secured by: (i) a Guaranty of Affiliate Loans dated as of this same date and executed by Cole WM Albuquerque NM, LLC, a Delaware limited liability company which is an affiliate of Borrower (such guaranty herein referred to as the "Affiliate Guaranty"); and (ii) by the “Affiliate Security Documents” as defined in the Cross-Collateralization Rider which is attached to the Deed of

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Trust as Exhibit ”B”. All of the agreements, conditions, and covenants contained in the Deed of Trust and Assignment that are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed strictly in accordance with their terms. This Note, the Deed of Trust, the Assignment, the Affiliate Guaranty, and all other instruments evidencing or securing the loan evidenced hereby and the Affiliate Guaranty, excluding the certain Environmental Indemnification Agreement dated this same date, are sometimes collectively referred to as the “Loan Documents.”

Upon the occurrence and during the continuance of an Event of Default, or after maturity or accelerated maturity of the principal balance, or if the obligations evidenced hereby are reduced to a judgment, to the extent permitted by applicable law, interest shall be payable on demand on the unpaid principal balance or the judgment, as the case may be, and accrued interest thereon, from time to time outstanding, at a rate equal to twelve percent (12%) per annum or, if less, the highest legal rate permitted under applicable law, until paid.

In the event that any payment required to be made pursuant to this Note is not received by the seventh (7th) calendar day, a late charge of five cents ($.05) for each dollar ($1.00) so overdue shall become immediately due and payable as liquidated damages for defraying expenses incident to handling such delinquent payment and by reason of failure to make prompt payment, and the same shall be deemed to be evidenced by this Note and secured by the Deed of Trust. In the event of the failure of Borrower to pay any such late charge within five (5) days after demand, then the unpaid principal balance and accrued interest shall, at the option of the Lender, become immediately due and payable without further notice and demand, such notice and demand being expressly waived, but in such event said late charge shall be voided and shall not be payable by Borrower nor receivable by Lender and the rate of interest effective after maturity shall be applicable.

Time is of the essence hereof and it is expressly agreed that should default be made in the payment of any installment of principal or interest when due under this Note or the Affiliate Notes (defined below) (including any applicable grace period), or if an Event of Default shall occur and not be cured within the applicable notice and cure period, then the entire unpaid principal balance and accrued interest shall, at the option of Lender, become immediately due and payable, without further notice and demand, such notice and demand being expressly waived, anything contained herein or in any instrument now or hereafter securing this Note to the contrary notwithstanding. Said option shall continue until all such payment defaults or Event(s) of Default have been cured and such cure has been accepted by Lender.

A “Loan Year” shall be a period of twelve consecutive months, the first of which shall commence on the date hereof if such date is the first day of the month, and otherwise on the first day of the month following the date hereof (and the first Loan Year also shall include the partial month from the date hereof until such date), and each succeeding Loan Year shall commence on the anniversary of such date.

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Except as expressly provided for in this Note, the Borrower may not prepay any portion of the principal balance. Borrower reserves (provided no Event of Default, as that term is defined in the Deed of Trust, exists beyond any applicable notice and cure period) the privilege to prepay, in full but not in part, the principal indebtedness evidenced hereby on the first day of July, 2009, and on any installment payment date thereafter, upon thirty (30) days prior written notice to Lender and upon payment of a premium (hereinafter referred to as the “Prepayment Premium”) in an amount equal to the greater of: (a) one percent (1%) of the outstanding principal balance that Borrower is prepaying; and (b)(i) the sum of (A) the present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the date that is sixty (60) days prior to the Maturity Date and (B) the present value of the amount of principal and interest due on the Maturity Date assuming all monthly payments of principal and interest were paid when due, less (ii) the outstanding principal loan balance as of the date of prepayment. The present values referred to in (b)(i)(A) and (b)(i)(B) hereof shall be computed on a monthly basis as of date of prepayment discounted at the rate equal to the yield to maturity on the U.S. Treasury obligation closest in maturity to the Maturity Date, as determined from data reported in The Wall Street Journal, or similar publication on the fifth business day preceding the date of prepayment.

Notwithstanding anything else to the contrary contained in this Note or the other Loan Documents, this Note may not be prepaid unless concurrently with such prepayment Affiliates (defined below) prepay in full (including any applicable prepayment premium) those certain Promissory Notes made payable to Lender and all dated as of this same date as follows: (a) by Cole WG South Yale Avenue (Tulsa) OK, LLC, a Delaware limited liability company, in the original principal amount of $2,065,000.00; (b) by Cole WM Albuquerque NM, LLC, a Delaware limited liability company, in the original principal amount of $9,935,000.00; and (c) by Cole MT Las Vegas NV, LLC, a Delaware limited liability company, in the original principal amount of $14,025,000.00. Each of the parties described in this paragraph are affiliates (“Affiliates”) of Borrower and the Promissory Notes made by the Affiliates described in this paragraph are collectively referred to herein as the "Affiliate Notes".

In addition to the above, Borrower may (provided no Event of Default exists beyond any applicable notice and cure period) prepay in full the then outstanding principal balance of the indebtedness evidenced by this Note within sixty (60) days prior to the Maturity Date with no Prepayment Premium; provided, however, no such prepayment may be made unless concurrently therewith a full prepayment is also made under all of the Affiliate Notes.

In the event that pursuant to the provisions of the Deed of Trust (in connection with the application upon the principal balance hereof of proceeds of insurance or condemnation awards) or as a matter of grace, any partial prepayment is accepted hereon, the same shall not operate to defer or reduce the amount of any of the scheduled required monthly installment payments of principal and interest herein provided for; and each and every such scheduled required monthly installment payment shall be paid in full when due until this Note has been paid in full.

In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal balance under this Note in accordance with the terms and conditions of the Deed of Trust, and if, at such time, no Event of Default (as that term is defined in the Deed of

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Trust) has occurred and is continuing beyond any applicable notice and cure period, then no Prepayment Premium shall be due or payable as a result of such application.

If the maturity of the indebtedness evidenced hereby is accelerated by Lender as a consequence of the occurrence of a payment default hereunder or an Event of Default and continues beyond any applicable notice and cure period, Borrower agrees that an amount equal to the Prepayment Premium (determined as if prepayment were made on the date of acceleration), or if at that time there be no privilege of prepayment, an amount equal to the greater of the Prepayment Premium or twelve percent (12%) of the then principal balance hereof, shall be added to the balance of unpaid principal and interest then outstanding, and that the indebtedness shall not be discharged except: (i) by payment of such Prepayment Premium (or such other amount, as the case may be), together with the balance of principal and interest and all other sums then outstanding, if Borrower tenders payment of the indebtedness prior to completion of a non-judicial foreclosure or entry of a judicial order or judgment of foreclosure; or (ii) by inclusion of such Prepayment Premium (or such other amount, as the case may be) as a part of the indebtedness in any such non-judicial foreclosure or judicial order or judgment of foreclosure.

The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce Lender’s rights hereunder or under any instrument securing payment hereof, whether suit be brought or not, the Borrower will pay to Lender its reasonable attorneys’ fees and expenses and all court costs and other expenses incurred in connection therewith.

The Borrower and all other persons who may become liable for all or any part of this obligation severally waive demand, presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, or release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any party and without discharging said party’s liability hereunder.

All agreements between Borrower and Lender (including, without limitation, those contained in this Note and the Deed of Trust) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lender exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Virginia. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any other document securing the indebtedness, at the time performance of such provision shall be due, shall involve the payment of interest exceeding the highest rate of interest permitted by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of Virginia; and if for any reason whatsoever Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the principal indebtedness hereunder (whether or not then due and payable) and not to the payment of interest.

The Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender

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and then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

The remedies of the Lender, as provided herein and in the documents hereinabove referenced, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder (a “Notice”) shall be in writing and shall be deemed to have been properly given if either delivered personally or by overnight commercial courier or sent by United States registered or certified mail, postage prepaid, return receipt requested, to the address of the parties hereinabove set out. Such Notice shall be effective on receipt or refusal if by personal delivery, the first business day after the deposit of such Notice with an overnight courier service by the time deadline for next business day delivery if by commercial courier and the earlier of actual receipt or refusal (which shall include a failure to respond to notification of delivery by the U.S. Postal Service) or three (3) business days following mailing if sent by U.S. Postal Service mail. By Notice complying with the foregoing, each party may from time to time change the address to be subsequently applicable to it for the purpose of the foregoing.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the words “Borrower” and “Lender” shall be deemed to include their successors and assigns.

This Note shall be construed according to and governed by the laws of Virginia (excluding conflicts of laws rules) and applicable federal law.

This instrument may be executed in several counterparts, which together shall constitute but one and the same instrument.

Except as specifically otherwise set forth below and in that certain Environmental Indemnification Agreement dated on or about this same date from Borrower to Lender, no personal liability under this Note shall be asserted or enforceable against the Borrower personally, all such liability being expressly waived by Lender (provided, the foregoing shall not affect the liability of any guarantor of any obligations arising under a separate guaranty hereof or any indemnitor under any separate Environmental Indemnification Agreement); and Lender accepts this Note upon the express condition that in case of the occurrence of an Event of Default that is not cured within any applicable notice and cure period, the remedies of the Lender in its sole discretion shall be any or all of:

(a)	foreclosure of or exercise of powers of sale under the Deed of Trust in accordance with the terms and provisions set forth in the Deed of Trust;

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(b)	action against any other security at any time given to secure the payment hereof; and

(c)	action to enforce the personal liability of Borrower and/or each guarantor (if any) of the payment hereof as specifically undertaken below in this Note or in a separate agreement.

PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, THERE SHALL AT NO TIME BE ANY LIMITATION ON BORROWER’S PERSONAL LIABILITY FOR THE PAYMENT TO LENDER OF AND BORROWER SHALL BE PERSONALLY LIABLE TO LENDER FOR:

(1)       all damages, costs and expenses, including attorney fees, suffered by Lender on account of (a) intentional or negligent waste by Borrower, its affiliates or its representatives, or (b) fraud or willful misrepresentation by Borrower, its affiliates or its representatives;

(2)       misapplication of any security deposits, prepaid rent, or lease termination fees; and any rentals or income collected after an Event of Default;

(3)       delinquent real estate taxes and assessments, except for real estate taxes or assessments that become delinquent after Lender or a receiver appointed by Lender takes possession of the Mortgaged Premises;

(4)       the replacement cost of any personal property or fixtures encumbered by the Deed of Trust which are removed or disposed of by Borrower and not replaced as required by the Deed of Trust;

(5)       misapplication of condemnation awards or proceeds, or of insurance proceeds, and any loss resulting from Borrower’s failure to maintain, or cause to be maintained, liability insurance and hazard insurance in accordance with the terms of the Loan Documents;

(6)       all damages, costs and expenses, including attorney fees, suffered by Lender arising out of a breach of any environmental provision contained in the Deed of Trust;

(7)       any fees and costs, including reasonable attorney fees, incurred in enforcing and collecting any amounts due under these recourse subparagraphs or any amounts advanced by Lender after the occurrence of an Event of Default that is necessary to preserve and protect the value of the Mortgaged Premises; provided, however, notwithstanding anything to the contrary herein or in the Loan Documents, Lender shall first exhaust its remedies against the Mortgaged Premises under the Deed of Trust, by a foreclosure sale or acceptance of a deed in lieu of foreclosure (which deed in lieu of foreclosure shall have been approved by the guarantors of this Note) before enforcing this subparagraph;

(8)       the full amount due under this Note, including accrued interest, and other amounts due with respect to the Deed of Trust, the Assignment and any other Loan Documents executed by the Borrower in connection with this Note in the event Borrower voluntarily files a petition in

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bankruptcy or commences a case or insolvency proceeding under any provision or chapter of the Federal Bankruptcy Code; and

(9)       the full amount due under this Note, including accrued interest, and other amounts due with respect to the Deed of Trust, the Assignment and any other Loan Documents executed by the Borrower in connection with this Note if there occurs an event that under the “due on sale or encumbrance” provisions of the Deed of Trust (Section 1-4 thereof) constitutes an Event of Default under the Deed of Trust.

THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

This agreement or instrument and the other Loan Documents constitute the entire agreement of the parties with respect to the transactions that form the subject matter thereof, and there are no other agreements, express or implied, with respect to such transactions. Any and all prior or contemporaneous commitments, term sheets, negotiations, agreements or representations have been merged into this agreement or instrument and the other Loan Documents and are hereby superseded.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. BORROWER MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Borrower acknowledges receipt of a copy of this document at the time of its execution.

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IN WITNESS WHEREOF, the Borrower has duly executed this Note under seal on the day and year first above written.

Cole WG FREDERICKSBURG VA, LLC, a Delaware limited liability company
By: Cole REIT Advisors III, LLC, a Delaware limited liability company, its Manager
By:	/s/ Todd J. Weiss
Todd J. Weiss, Vice President

STATE OF	Arizona)
COUNTY OF	Maricopa)

This instrument was acknowledged before me on June 18, 2009, by Todd J. Weiss, as Vice President of Cole REIT Advisors III, LLC, a Delaware limited liability company, which is the Manager of Cole WG Fredericksburg VA, LLC, a Delaware limited liability company.

/s/ Taryn M. Hernandez
(Seal)		Notary Public
		My commission expires:	April 23, 2012

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